As filed with the Securities and Exchange Commission on August 8, 2022
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEARTLAND FINANCIAL USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1405748
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryan R. McKeag
Executive Vice President and Chief Financial Officer
Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jay L. Kim Executive Vice President, General Counsel and Chief Administrative Officer Heartland Financial USA, Inc. 700 Locust Street, Suite 400 Dubuque, Iowa 52001 (563) 589-2100	Cam C. Hoang Partner Dorsey & Whitney LLP 50 South Sixth Street, Suite 1500 Minneapolis, MN 55402 (612) 340-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒     Accelerated filer ☐     Non-accelerated filer ☐     Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ¨ ☐
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PROSPECTUS
Debt Securities
Subordinated Notes
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Units
________________
We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “HTLF.”
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Investing in our securities involves risks. You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities. See “Risk Factors” on page 3 of this prospectus.
________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
________________
The date of this prospectus is August 8, 2022.

TABLE OF CONTENTS

Page #
ABOUT THIS PROSPECTUS	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3
RISK FACTORS	3
ABOUT HEARTLAND FINANCIAL USA, INC	3
USE OF PROCEEDS	4
DESCRIPTION OF DEBT SECURITIES	4
DESCRIPTION OF SUBORDINATED NOTES	12
DESCRIPTION OF COMMON STOCK	20
DESCRIPTION OF PREFERRED STOCK	22
DESCRIPTION OF DEPOSITARY SHARES	25
DESCRIPTION OF WARRANTS	28
DESCRIPTION OF RIGHTS	29
DESCRIPTION OF UNITS	29
PLAN OF DISTRIBUTION	29
VALIDITY OF SECURITIES	31
EXPERTS	31
WHERE YOU CAN FIND MORE INFORMATION	31
____________________________

All references in this prospectus to “HTLF,” “we,” “us,” “our,” and “our company” are to Heartland Financial USA, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. In this prospectus, we refer to debt securities, common stock, preferred stock, warrants, rights and units collectively as “securities.”
All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process on Form S‑3. Under this shelf registration, we may sell the securities described in this prospectus, which include debt securities, subordinated notes, common stock, preferred stock, depositary shares, warrants, rights and units. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at www.sec.gov.
This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you invest.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover.

Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any statements about HTLF's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements are generally identified by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "project," "may," "will," "would," "could," "should," "opportunity," "potential" or other similar or negative expressions of these words or phrases. Although HTLF has made these statements based on management's experience, beliefs, expectations, assumptions and best estimate of future events, the ability of the company to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which the company currently believes could have a material effect on its operations and future prospects include, among others, those described below and in the risk factors in HTLF's reports filed with the Securities and Exchange Commission
("SEC"), including the "Risk Factors" section under Item 1A of Part I of the company’s Annual Report on Form 10-K for the year ended December 31, 2021. These risks and uncertainties should be considered in evaluating forward-looking statements made by HTLF or on its behalf, and undue reliance should not be placed on these statements. There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect the company's business, financial condition and results of operations. In addition, many of these risks and uncertainties are currently amplified by and may continue to be amplified by the COVID-19 pandemic and the impact of varying governmental responses that affect HTLF’s employees, customers and the economies where they operate. All statements in this prospectus, including forward-looking statements, speak only as of the date they are made. HTLF does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made or to correct or update any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events. Further information concerning HTLF and its business, including additional factors that could materially affect HTLF’s financial results, is included in the company’s filings with the SEC.

RISK FACTORS
An investment in our securities is subject to risks inherent in our business. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10‑K, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our subsequent quarterly reports on Form 10‑Q and other future filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the events described in the risk factors should actually occur, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly, and you could lose all or part of your investment.
ABOUT HTLF
HTLF conducts a community banking business through eleven independently branded and chartered community banks (collectively, the "Banks") operating in the states of Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Each Bank serves a separate state banking market, with the exception of Kansas and Missouri which constitute a single banking market (collectively the "Bank Markets"). In the fourth quarter of 2021, HTLF completed evaluating the consolidation of its eleven bank charters as part of its ongoing efforts to improve operational efficiency. As a result, the HTLF Board of Directors approved a plan to consolidate its eleven bank charters into a single Colorado based charter, named "HTLF Bank," that will continue to operate under separate bank brands in each Bank Market.
    The principal business of our Banks consists of making loans to and accepting deposits from businesses and consumers. Our Banks provide full service commercial and consumer banking in their communities. Both our loans and our deposits are generated primarily through strong banking knowledge and customer relationships, guided by management that is actively involved in the community. Our lending and investment activities are funded primarily by core deposits. This stable source of funding is achieved by developing banking relationships with customers through value-added product offerings, competitive market pricing, convenience and high-touch personal service. Deposit products, which are insured by the FDIC to the full extent permitted by law, include checking and other demand deposit accounts, NOW accounts, savings accounts, money market accounts, certificates of deposit, individual retirement accounts and other time deposits. Loan products include commercial and industrial, commercial real estate, small business, agricultural, real estate mortgage, consumer, and credit cards for commercial, business and personal use.

We enhance the customer-centric local services in our Bank Markets with a full complement of value-added services, including wealth management, investment, retirement plan and insurance services. We provide contemporary technology solutions that provide our customers convenient electronic banking services and client access to account information through business and personal online banking, mobile banking, bill payment, remote deposit capture, treasury management services, credit and debit cards and automated teller machines.

Dubuque Bank and Trust Company, Heartland's oldest bank subsidiary, was originally incorporated in Iowa in 1935. HTLF was formed as an Iowa corporation to serve as its holding company in 1981, and HTLF reincorporated in Delaware on June 30, 1993.

Our principal executive offices are located at 1398 Central Avenue, Dubuque, Iowa 52001. Our telephone number is (563) 589‑2100. Our website address is www.htlf.com. The information on our website is not part of this prospectus or any prospectus supplement.

We refer you to the documents incorporated by reference in this prospectus, as described in the section “Where You Can Find More Information,” for more information about us and our businesses.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.
DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may issue under the Indenture (as defined below) and offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee (the “Indenture”). We have summarized the general features of the debt securities to be governed by the Indenture below. The summary is not complete and is qualified in its entirety by reference to the Indenture. The Indenture has been filed as an exhibit to the registration statement that we have filed with the SEC. We encourage you to read the Indenture for provisions that may be important to you.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.

We may issue an unlimited amount of debt securities under the Indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest on, the debt securities will be payable (and the method of such payment), where the debt securities may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and, if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of and premium, if any, and interest on the debt securities will be made;
•if payments of principal of and premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;
•the manner in which the amounts of payment of principal of and premium, if any, and interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the events of default described in this prospectus or in the Indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the Indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the Indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed;

•any other terms of any series of debt securities, which may supplement, modify or delete any provision of the Indenture as it applies to such series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of such debt securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees.

All debt securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of the Indenture.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the Indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and premium, if any, and interest on such debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to the debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Ranking

    Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. As of June 30, 2022, excluding deposit liabilities, we had approximately $470.3 million of borrowings on a consolidated basis, of which approximately $89.1 million was secured. The debt securities will be subordinated to all of our secured debt (as to the collateral pledged to secure this debt). Except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities are effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary banks. Furthermore, in the event that the Federal Deposit Insurance Corporation (“FDIC”) incurs a loss in connection with one of our subsidiary banks, each of our other subsidiary banks may be liable to the FDIC for such loss, and the FDIC’s claim will be superior to any unsecured or secured obligations owed to us by our subsidiary banks. As of June 30, 2022, our subsidiaries had approximately $17.6 billion of deposits and other borrowings outstanding. The Indenture does not restrict the amount of secured or unsecured debt that we or our subsidiaries may incur.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a depository, or a nominee of the depositary (we herein refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we herein refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the Indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of and premium, if any, and interest on certificated debt securities only by surrendering the certificate representing such certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
The global debt security will not be registered in the name of any person, or exchanged for debt securities that are registered in the name of any person, other than the depositary or its nominee, unless one of the following occurs:

•the depositary notifies us that it is unwilling or unable to continue as depositary for such global debt security or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event; or
•we execute and deliver to the trustee an officer’s certificate to the effect that such global debt security shall be so exchangeable.

Any global debt security that is exchangeable pursuant to the preceding sentence shall be exchangeable for securities registered in such names as the depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the global debt security with like tenor and terms.

We will not be required (a) to issue, register the transfer of, or exchange debt securities for the period beginning at the opening of business 15 days immediately preceding the sending of a notice of redemption of those debt securities and ending at the close of business on the day such notice is sent, or (b) to register the transfer of or exchange debt securities, called or being called for redemption as a whole or the portion being redeemed of any such debt securities, called or being called for redemption in part.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”), unless:
•we are the surviving corporation or the successor person (if other than our company) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the Indenture; and
•immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
Event of default means, with respect to any series of debt securities, any of the following, unless otherwise specified in the applicable prospectus supplement:
•default in the payment of any interest upon such debt securities of such series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any debt security at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the Indenture (other than a default in payment as described above or default on a covenant or warranty that has been included in the Indenture solely for the benefit of a series of debt securities other than such series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of such series as provided in the Indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company; and
•any other event of default provided with respect to debt securities of such series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the Indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
We will provide the trustee written notice of any default or event of default within 30 days of becoming aware of the occurrence of such default or event of default, which notice will describe in reasonable detail the status of such default or event of default and what action we are taking or propose to take in respect thereof.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of such series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of such series are discount securities, such portion of the principal amount as may be specified in the terms of such series) and accrued and unpaid interest, if any, on all debt securities of such series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of such series, have been cured or waived as provided in the Indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The Indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy under the Indenture, unless:
•such holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of such series; and
•the holders of at least a majority in principal amount of the outstanding debt securities of such series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of at least a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the Indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on that debt security on or after the due dates expressed in such debt security, and to institute suit for the enforcement of payment, and such rights shall not be impaired without the consent of such holder.
The holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default with respect to such series and its consequences, except a default in the payment of the principal of or interest on any debt security of such series (provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).

If any debt securities are outstanding under the Indenture, the Indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the Indenture. If a default or event of default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall deliver to each holder of debt securities of such series notice of a default or event of default within 90 days after it occurs. the Indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of such series if it in good faith determines that withholding notice is in the interest of the holders of such series of debt securities.

Modification and Waiver
We and the trustee may modify and amend the Indenture or the debt securities of any series without the consent of any holder of any debt security of such series to:
•cure any ambiguity, defect or inconsistency;
•comply with covenants in the Indenture described above under the heading “Description of Debt Securities-Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of such series;
•to surrender any of our rights or powers under the Indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of such series;
•to comply with the applicable procedures of the Depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of such series as permitted by the Indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of such series and to add to or change any of the provisions of the Indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the Indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities;
•reduce the principal of or premium, if any, on or change the fixed maturity of any debt securities or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to such series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of and premium, if any, or interest on any debt securities (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt securities payable in currency other than that stated in the debt securities;
•make any change to certain provisions of the Indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and premium, if any, and interest on such debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•waive a redemption payment with respect to any debt securities, if the redemption is at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive our compliance with provisions of the Indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the Indenture with respect to that series and its consequences, except a default in the payment of the principal of, and premium, if any, or any interest on any debt securities of such series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Satisfaction and Discharge

The Indenture shall be satisfied and discharged with respect to the debt securities of a series when, among other things, all debt securities of that series have been delivered to the trustee for cancellation, or those debt securities not delivered to the trustee for cancellation:

•have become due and payable by reason of sending a notice of redemption or otherwise, will become due and payable at their stated maturity within one year;
•have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, or
•are deemed paid and discharged pursuant to the provisions on legal defeasance described below,

and in the first three cases listed above, we shall have irrevocably deposited or caused to be deposited with the trustee an amount of money or U.S. government obligations or foreign government obligations, which amount shall be sufficient to pay and discharge each installment of principal of and interest on all the debt securities of such series on the due dates. Furthermore, we shall have paid all other sums payable by us under the Indenture.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of those payments in accordance with the terms of the Indenture and such series of debt securities.

This discharge may occur only if, among other things:

• such deposit will not result in a breach or violation, or constitute a default under, the Indenture or any of our other agreements;
•no default or event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending in the 91st day after the deposit;
•we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred; and
• we shall have delivered to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of defeating, hindering, delaying or defrauding any other creditors.

    Defeasance of Certain Covenants. The Indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•we may omit to comply with the covenant described under the heading above “Description of Debt Securities-Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the Indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of such series, or covenant defeasance.

The conditions include, among other things:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of those payments in accordance with the terms of the Indenture and such debt securities;
•that such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we are a party or by which we are bound;
•that no default or event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

Redemption

Any terms for the optional or mandatory redemption of the debt securities will be set forth in the applicable prospectus supplement. The debt securities will be redeemable only upon notice in writing of the redemption date and the principal amount of the debt securities to be redeemed. We will provide notice to the trustee at least 20 days before the redemption date, unless a shorter notice period is satisfactory to the trustee. Furthermore, unless otherwise indicated for a particular series, a notice of redemption will be sent at least 15 days but not more than 60 days before a redemption date, by first-class mail or electronically, to each holder whose debt securities are to be redeemed.

Unless otherwise indicated for a particular series, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected in accordance with the procedures of the depositary (for global securities), in compliance with the requirements of the principal national securities exchange (for listed securities), or otherwise, in the manner that the trustee deems fair and appropriate, including by lot or other method, unless otherwise required by law. Debt securities to be redeemed will be selected from those securities not previously called for redemption. Portions of the principal amount of debt securities that have denominations larger than $1,000 may be selected for redemption. Otherwise, debt securities selected for redemption will be in amounts of $1,000 or whole multiples of $1,000 or, with respect to debt securities of any series issuable in other denominations, the minimum principal denomination for each series and the authorized integral multiples thereof. Upon surrender of a debt security that is redeemed in part, the trustee will issue to the holder a new debt security of the same series and maturity equal in principal amount to the unredeemed portion of the surrendered debt security. Unless otherwise indicated for a particular series, a notice of redemption may not be conditional.

    Upon surrender to the paying agent, debt securities called for redemption will be paid at the redemption price plus accrued interest to the redemption date.

Governing Law

The Indenture and the debt securities, including any claim or controversy arising out of or relating to the Indenture or the debt securities, will be governed by the laws of the State of New York.

DESCRIPTION OF SUBORDINATED NOTES
The following description of the subordinated notes, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the subordinated notes that we may issue under the Subordinated Note Indenture (as defined below) and offer under this prospectus. When we offer to sell a particular series of subordinated notes, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of subordinated notes. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

General
Subordinated notes may be issued in one or more series of our subordinated debt securities and will be issued under a subordinated debt indenture, dated as of December 17, 2014, as amended and supplemented by supplemental indentures, dated as of December 17, 2014 and September 8, 2021, between us and U.S. Bank Trust Company, National Association, as trustee, which together we refer to in this description as the “Subordinated Note Indenture.” On September 8, 2021, we issued $150 million aggregate principal amount of 2.75% Fixed-to-Floating Rate Subordinated Notes due 2031 pursuant to the Subordinated Note Indenture.
The subordinated notes will be our general unsecured subordinated obligations and will rank equally with all of our other unsecured subordinated obligations from time to time outstanding. The subordinated notes will rank junior to all of our existing and future Senior Indebtedness (as defined below) to the extent and in the manner set forth in the Subordinated Note Indenture. The subordinated notes will rank senior to our obligations under junior subordinated debt securities issued to our capital trust subsidiaries. In addition, the subordinated notes are effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary banks. See “-Subordination.”
The terms of each series of subordinated notes will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. The particular terms of each series of subordinated notes will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
We may issue an unlimited amount of subordinated notes under the Subordinated Note Indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any subordinated notes being offered, the aggregate principal amount and the following terms of the subordinated notes, if applicable:
•the title of the subordinated notes;
•any limit upon the aggregate principal amount of the subordinated notes;
•the date or dates on which the principal of any subordinated notes is payable;
•the rate or rates at which any subordinated notes shall bear interest, if any, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable and the regular record date for any such interest payable on any interest payment date;
•the place or places where the principal of and any premium and interest on any subordinated notes shall be payable, the place or places where the subordinated notes may be presented for registration of transfer or exchange, and the place or places where notices or demands to or upon us in respect of the subordinated notes may be made;

•the period or periods within which the price or prices at which and the terms and conditions upon which any subordinated notes may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the subordinated notes shall be evidenced;
•our obligation, if any, to redeem or purchase any subordinated notes pursuant to any sinking fund or analogous provisions or at the option of the holder of subordinated notes thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any subordinated notes shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any subordinated notes shall be issuable;
•if the amount of principal of or any premium or interest on any subordinated notes may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;
•if other than the currency of the United States of America, the currency, currencies or currency units (which, in each instance, shall be acceptable to the trustee) in which the principal of or any premium or interest on any subordinated notes shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;
•if the principal of or any premium or interest on any subordinated notes is to be payable, at our election or the holder of subordinated notes, in one or more currencies or currency units other than that or those in which such subordinated notes are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on subordinated notes as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);
•if other than the entire principal amount thereof, the portion of the principal amount of any subordinated notes which shall be payable upon declaration of acceleration of the maturity thereof;
•if the principal amount payable at the stated maturity of any subordinated notes will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such subordinated notes as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);
•if applicable, that the subordinated notes, in whole or any specified part, shall be defeasible;
•if applicable, that any subordinated notes shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities;
•any addition to or change in the events of default which applies to any subordinated notes and any change in the right of the trustee or the requisite holders of subordinated notes to declare the principal amount thereof due and payable;
•any addition to or change in the covenants which applies to the subordinated notes; and
•any other terms of the subordinated notes (which terms shall not be inconsistent with the provisions of the Indenture.

Ranking
The subordinated notes are our general unsecured subordinated obligations and are:
•subordinated in right of payment to the payment of any of our existing and future Senior Indebtedness;
•equal in right of payment with any of our existing and future unsecured subordinated indebtedness;
•rank senior to our obligations relating to the junior subordinated debt securities issued to our capital trust subsidiaries; and
•effectively subordinated to any existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary banks.

    As of June 30, 2022, excluding deposit liabilities, we had approximately $470.3 million of borrowings on a consolidated basis, of which none was Senior Indebtedness, and $222.5 million was outstanding under the Subordinated Note Indenture. Except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities are effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary banks. Furthermore, in the event that the Federal Deposit Insurance Corporation (“FDIC”) incurs a loss in connection with one of our subsidiary banks, each of our other subsidiary banks may be liable to the FDIC for such loss, and the FDIC’s claim will be superior to any unsecured or secured obligations owed to us by our subsidiary banks. As of June 30, 2022, our subsidiaries had approximately $17.6 billion of deposits and other borrowings. The Indenture does not restrict the amount of secured or unsecured debt that we or our subsidiaries may incur.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the subordinated notes will not contain any provisions which may afford holders of the subordinated notes protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of subordinated notes.
Subordination
The subordinated notes are subordinated in right of payment to the prior payment in full of all our Senior Indebtedness. This means that, in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of the subordinated notes will be entitled to receive any amounts under the subordinated notes. These circumstances include when we make a payment or distribute assets to creditors upon our liquidation, dissolution, winding up or reorganization.
These subordination provisions mean that if we are insolvent, a direct holder of a specific amount of our Senior Indebtedness may ultimately receive more of our assets than a direct holder of the same amount of subordinated notes, and our creditor that is owned a specific amount may ultimately receive more of our assets than a direct holder of the same amount of subordinated notes. The Subordinated Note Indenture does not limit our ability to incur Senior Indebtedness or general obligations, including indebtedness ranking equally with the notes or secured debt.
Holders of the subordinated notes may not accelerate the maturity of the notes, except upon an event of default. See “-Events of Default” below.
The Subordinated Note Indenture provides that, unless all principal of and any premium or interest on Senior Indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated notes in the following circumstances:
•in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets;
•in the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or, in the event any judicial proceeding shall be pending with respect to any such default; or
•in the event that any subordinated notes have been declared due and payable before their stated maturity.

If the trustee or any holders of subordinated notes receive any payment or distribution that is prohibited under the subordination provisions, and if this fact is made known to the trustee or subordinated holders at or prior to the time of such payment or distribution, then the trustee or the holders will have to pay over that money to us.
Further, in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets, any creditors in respect of general obligations will be entitled to receive payment in full of all amounts due or to become due on or in respect of such general obligations, before any amount is made available for payment or distribution to the holders of the subordinated notes.

Even if the subordination provisions prevent us from making any payment when due on the subordinated notes, we will be in default on our obligations under the subordinated notes if we do not make the payment when due. This means that the trustee and the holders of subordinated notes can take action against us, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.
The Subordinated Note Indenture allows the holders of Senior Indebtedness to obtain a court order requiring us and any holder of subordinated notes to comply with the subordination provisions.

The Subordinated Note Indenture defines Senior Indebtedness to include, without limitation:
•the principal of (and premium, if any) and interest in respect of our indebtedness for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including obligations incurred in connection with the acquisition of property, assets or businesses;
•our capital lease obligations;
•our obligations issued or assumed as the deferred purchase price of property, our conditional sale obligations and our obligations under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;
•our obligations arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers’ acceptance, security purchase facilities and similar credit transactions;
•our obligations associated with derivative products, including obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;
•any of the above listed obligations of other persons the payment of which we are responsible or liable for, either directly or indirectly, as obligor, guarantor or otherwise;
•any of the above listed obligations of other persons secured by any lien on any of our property or assets whether or not we assume that obligation; and
•any deferrals, renewals or extensions of any of the above listed obligations.

However, Senior Indebtedness does not include:
•the subordinated notes;
•trade accounts payable arising in the ordinary course of business; and
•any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated notes, including: any indebtedness issued to any statutory trust created by us for the purpose of issuing trust securities in connection with such issuance of indebtedness, which shall in all cases be junior to the notes.

The Subordinated Note Indenture does not contain any limitation on the amount of Senior Indebtedness that we may incur in the future. Furthermore, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the trustee or the holders of the subordinated notes, among other things, change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding.
Because we are a holding company, our right and the rights of our creditors, including holders of the subordinated notes, to participate in any distribution of assets of any of our subsidiaries upon their liquidation, reorganization or otherwise would be subject to the prior claims of creditors of the subsidiary (except to the extent that we are a creditor with a recognized claim of equal priority). In the event of any such distribution of assets of any of our bank subsidiaries due in part to their status as insured depository institutions, the claims of depositors and other general or subordinated creditors of the bank subsidiary would be entitled to priority over claims of shareholders of the bank subsidiary, including any claim we might have as the parent holding company of the subsidiary and any claim that one of our creditors might have, such as holders of the subordinated notes.
Events of Default
The only “events of default” with respect to the notes under the Subordinated Note Indenture are certain events related to our bankruptcy or insolvency, whether voluntary or involuntary, or certain events related to the insolvency of any principal subsidiary bank. If an event of default with respect to the subordinated notes occurs and is continuing, the principal amount of all of the subordinated notes shall become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the subordinated notes. If an event of default with respect to the notes occurs and is continuing, the trustee may enforce its rights and the rights of the holders of the subordinated notes by any judicial proceedings that the trustee deems to be most effectual to do so.

The maturity of the notes may only be accelerated upon the occurrence of an event of default described above. There is no right of acceleration of the payment of principal of the subordinated notes upon a “default” in the payment of principal of or interest on the subordinated notes or in the performance of any of our covenants or agreements contained in the subordinated notes, in the Subordinated Note Indenture or any of our other obligations or liabilities. For purposes of the subordinated notes, “default” means (i) a default in the payment of principal of the subordinated notes when due, whether at maturity, by acceleration of maturity or otherwise; and (ii) a default in the payment of interest on the subordinated notes when due, which continues for 30 days. If a default in the payment of principal of or interest on the subordinated notes occurs and is continuing under the Subordinated Note Indenture, the trustee and holders of notes will have a right to institute suit directly against us for the collection of such overdue payment. Other than upon a default in the payment of principal of or interest on the subordinated notes, the holders of the subordinated notes will have limited rights to institute proceedings to enforce the terms of the Subordinated Note Indenture or subordinated notes.
Modification
From time to time, we, together with the trustee, may, without the consent of the holders of subordinated notes, amend the Subordinated Note Indenture for one or more of the following purposes:
•to provide for the assumption by a successor corporation of our obligations under the Subordinated Note Indenture and the subordinated notes;
•to add to our covenants and the default provisions for the benefit of the holders of subordinated notes or to surrender our rights under the Subordinated Note Indenture;
•to permit or facilitate the issuance of subordinated notes in bearer form or in uncertificated form;
•to cure ambiguities, defects or inconsistencies, so long as the amendment does not materially adversely affect the interests of the holders of subordinated notes;
•to make any other change to the Subordinated Note Indenture that neither applies to any subordinated note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modifies the rights of any subordinated holder with respect to such provision;
•to secure subordinated notes;
•to establish forms and terms of subordinated notes; or
•to provide for a successor trustee or to facilitate the administration of the trusts by more than one trustee.

The Subordinated Note Indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of each series of subordinated notes affected thereby, to modify the Subordinated Note Indenture in a manner affecting the rights of the holders of the subordinated notes of such series; provided, that no modification may, without the consent of the holders of each outstanding subordinated note affected:
•change the stated maturity of the principal of, or any installment of principal of or interest on, any subordinated note;
•reduce the principal amount of or the rate of interest on any subordinated note, or any premium payable upon the redemption thereof;
•reduce the amount of the principal of any subordinated note which would be due and payable upon a declaration of acceleration;
•change the place of payment where, or the coin or currency in which, any subordinated note principal or interest is payable;
•impair the right to institute suit for the enforcement of any such due and payable obligation;
•modify the provisions of the Subordinated Note Indenture with respect to the subordination of the subordinated notes in a manner adverse to the subordinated note holders;
•reduce the percentage in principal amount of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the Subordinated Note Indenture;
•modify any of the above provisions, or provisions on the waiver of past defaults and waiver of covenants, or reduce the percentage in principal amount of subordinated notes that must approve such modifications or waivers;
•provide that certain other provisions of the Subordinated Note Indenture can be modified or waived without the consent of the holder of each subordinated note affected thereby.

Consolidation, Merger, Sale of Assets and Other Transactions
We will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, unless:
•we are the surviving person or we consolidate with or merge into another person or sell, convey, transfer or lease substantially all of our properties and assets to any person, that is organized under the laws of the United States of America or any State or the District of Columbia, that if not us expressly assumes our obligations relating to the notes and the Subordinated Note Indenture;
•immediately after giving effect to the transaction, no “event of default,” and no event which, after notice or lapse of time or both, would become an “event of default” shall have occurred and be continuing; and
•certain other conditions described in the Subordinated Note Indenture are met.

The general provisions of the Subordinated Note Indenture do not limit our rights to enter into transactions, such as a highly-leveraged transaction, that may adversely affect the holders of the notes.
Satisfaction and Discharge
The Subordinated Note Indenture provides that when, among other things, all subordinated notes have been delivered to the trustee for cancellation, or those notes not delivered to the trustee for cancellation:
•have become due and payable,
•will become due and payable at their stated maturity within one year, or
•are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense,

and we deposit or cause to be deposited with the trustee, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated notes not previously delivered to the trustee for cancellation, for the principal and interest, then, upon our request, the Subordinated Note Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the Subordinated Note Indenture with respect to the subordinated notes. However, we will continue to be obligated to pay all other sums due under the Subordinated Note Indenture, including all trustee fees and expenses.

Defeasance
We may at any time terminate all of our obligations under the subordinated notes, except for certain obligations including those respecting the defeasance trust, or omit to comply with certain covenants applicable to the subordinated notes. Our obligations will be deemed to have been discharged on and after the date the following applicable conditions have been satisfied:
•we have irrevocably deposited in trust with the trustee or the defeasance agent, if any, money or U.S. government obligations for the payment of principal and interest on the subordinated notes to maturity;
•if the subordinated notes are then listed on any securities exchange, we have delivered to the trustee or defeasance agent an officer’s certificate to the effect that such defeasance will not cause the subordinated notes to be delisted from such exchange;
•such defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all subordinated notes are in default within the meaning of the Act);
•such defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;
•such defeasance will not result in the defeasance trust constituting an investment company within the meaning of the Investment Company Act unless such trust will be registered under the Act or exempt from registration thereunder;
•we have delivered to the trustee and the defeasance agent, if any, an opinion of counsel to the effect that holders of the subordinated notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred;
•no event or condition exists that would prevent us from making payments of the principal of or interest on the notes on the date we deposit funds or any time during the 90 days thereafter; and
•certain other conditions set forth in the Subordinated Note Indenture.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures
The subordinated notes will be issued only in fully registered form, without interest coupons, and in denominations of $1,000 and integral multiples of $1,000.
The subordinated notes will be evidenced by a global note which will be deposited with, or on behalf of, a depositary, or any successor thereto, and registered in the name of a nominee of the depositary. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of the depositary or to a successor of the depositary or its nominee.

The global note will not be registered in the name of any person, or exchanged for notes that are registered in the name of any person, other than the depositary or its nominee, unless certain circumstances such as one of the following occurs:

•the depositary notifies us that it is unwilling or unable to continue acting as the depositary for the global note, or the depositary has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary; or
•an event of default with respect to the subordinated notes represented by the global note has occurred and is continuing, and we or the depositary requests an exchange.

In those circumstances, the depositary will determine in whose names any securities issued in exchange for the global note will be registered. Any such notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations.
Redemption

Any terms for the optional or mandatory redemption of the subordinated notes will be set forth in the applicable prospectus supplement. Except as otherwise provided in the applicable prospectus supplement, the subordinated notes will be redeemable only upon notice by mail not less than 30 days nor more than 60 days prior to the redemption date to each holder at the address appearing in the security register for such subordinated notes.

If less than all the subordinated notes of a series, or any tranche thereof, are to be redeemed, the particular subordinated notes to be redeemed shall be selected not more than 60 days prior to the redemption date by the trustee, from the outstanding subordinated notes of such series not previously called for redemption, pro rata, by lot or by such method as the trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any subordinated notes of such series all in accordance with the procedures of the depositary, provided that the unredeemed portion of the principal amount of any subordinated notes shall be in an authorized denomination of or any integral multiples thereof (which shall not be less than the minimum authorized denomination) for such subordinated notes.

If less than all the subordinated notes of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single note), the particular subordinated notes to be redeemed shall be selected not more than 60 days prior to the redemption date by the trustee or by the depositary, as applicable, from the outstanding subordinated notes of such series and specified tenor not previously called for redemption in accordance with the preceding paragraph.

If any subordinated notes called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any interest shall, until paid, bear interest from the redemption date at the rate prescribed therefore in the subordinated notes.

The Trustee
The trustee for the holders of subordinated notes issued under the Subordinated Note Indenture will be U.S. Bank Trust Company, National Association. If an event of default with respect to the subordinated notes occurs, and is not cured, the trustee will be required to use the degree of care of a prudent person in the conduct of his or her own affairs in the exercise of its powers. Subject to the provisions of the Subordinated Note Indenture, the trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Note Indenture at the request of any holders of the subordinated notes, unless they have offered to the trustee security or indemnity reasonably satisfactory to the trustee.
U.S. Bank Trust Company, National Association is the trustee of the subordinated debentures that support several series of trust preferred securities issued by our capital trust subsidiaries and, in the future, may be the trustee under other indentures pursuant to which we issue debt. Pursuant to the Trust Indenture Act of 1939, if a default occurs with respect to the securities of any series, the trustee will be required to eliminate any conflicting interest as defined in the Trust Indenture Act or resign as trustee with respect to the securities of that series within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated.
Payment and Paying Agents
The paying agent for subordinated notes issued under the Subordinated Note Indenture will be U.S. Bank Trust Company, National Association. We will pay principal and interest on your subordinated notes at the office of the trustee in Indianapolis, Indiana, or in the City of New York, or at the office of any paying agent that we may designate. Unless otherwise provided, principal and interest will be considered paid on the date due if the paying agent holds as of 11:00 a.m. New York City time on the due date money deposited by us in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

We will pay any interest on the subordinated notes to the registered owner of the subordinated notes at the close of business on the record date for the interest, except in the case of defaulted interest. Interest payable at maturity of the subordinated notes will be paid to the registered holder to whom principal is payable. We may at any time designate additional paying agents or rescind the designation of any paying agent.

Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of and interest on any subordinated note that remains unclaimed for two years after the principal or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.
Governing Law

The Subordinated Note Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.
Outstanding Subordinated Notes
On September 8, 2021, we issued $150.0 million aggregate principal amount of 2.75% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “Securities”) pursuant to the Subordinated Note Indenture.
Unless earlier redeemed, the Securities will mature on September 15, 2031. From and including the date of issuance to, but excluding September 15, 2026 or any earlier redemption date, the Securities will bear interest at a fixed annual interest rate equal to 2.75%, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2022, and ending on September 15, 2026. From and including September 15, 2026 to, but excluding, the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to a benchmark rate, which is expected to be three-month term SOFR plus a spread of 210 basis points, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2026.
The Securities are our unsecured, subordinated obligations and shall rank junior in right of payment to all of our existing or future senior indebtedness, whether secured or unsecured, including claims of depositors and creditors. The Securities shall (i) rank equally in right of payment with any unsecured, subordinated indebtedness currently outstanding or that we incur in the future that ranks equally with the Securities; (ii) rank senior in right of payment to (A) our existing junior subordinated debentures and (B) any indebtedness the terms of which provide that such indebtedness ranks junior to the Securities; and (iii) be structurally subordinated to all existing and future indebtedness and liabilities of our existing and future subsidiaries, including without limitation our bank subsidiaries’ depositors. It is intended that the Securities qualify as and are Tier 2 capital or the equivalent for all regulatory purposes.

The Securities may be redeemed at our option under certain circumstances, as described in the Subordinated Note Indenture.
DESCRIPTION OF COMMON STOCK
This section summarizes the terms of the common stock that we may offer using this prospectus. This summary does not purport to be complete and is qualified by reference to our certificate of incorporation, as restated and amended (the “certificate of incorporation”), and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
General

Our authorized capital stock consists of 60,000,000 shares of common stock, par value $1.00 per share, and 200,000 shares of preferred stock, par value $1.00 per share. As of June 30, 2022, we had 42,439,439 shares of our common stock outstanding. Our common stock is traded on the Nasdaq Global Select Market under the ticker symbol “HTLF.” We had previously designated the terms of 16,000 shares of Series A Junior Participating Preferred Stock ("Series A Preferred Stock"), 81,698 shares of Series B Perpetual Preferred Stock (“Series B Preferred Stock”), 81,698 shares of Series C Fixed Rate Non-Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”), 3,000 shares of 7.0% Senior Non-Cumulative Perpetual Convertible Preferred Stock, Series D (“Series D Preferred Stock”) and 11,500 shares of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E ("Series E Preferred Stock"), but all of those shares except for the Series E Preferred Stock have been redeemed and resumed the status of authorized but unissued shares. As a result, we have 6,104 shares of authorized but undesignated preferred stock.

Our board of directors is authorized to designate the rights and preferences of additional series of preferred stock out of the 6,104 shares that are authorized but undesignated, to establish the number of shares to be included in each such series and to issue and sell shares of any such series without approval of stockholders. Shares of preferred stock that our board creates and issues could have dividend or redemption rights that could adversely affect the availability of earnings for distribution to the holders of our common stock, or voting, conversion or other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of our common stock.

Our common stock is not entitled to any conversion rights or any preemptive rights to subscribe for additional securities we may issue. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue. All shares of outstanding common stock are, and all shares of common stock issued using the prospectus will be, fully paid and nonassessable.

Dividend Rights

Subject to the prior dividend rights of the holders of any preferred stock, dividends may be declared by our board of directors and paid from time to time on outstanding shares of our common stock from any funds legally available therefor and subject to regulatory restriction. As a Delaware corporation, we may pay dividends only out of surplus or if we have no such surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, policies of the Board of Governors of the Federal Reserve Board caution that a bank holding company should not pay cash dividends unless its net income available to common stockholders over the past year has been sufficient to fully fund the dividends and the prospective rate of earnings retention appears consistent with its capital needs, asset quality, and overall financial condition. The Federal Reserve possesses enforcement powers over bank holding companies and their bank and non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.
Voting Rights
    Subject to the rights of the holders of any preferred stock, only the holders of our common stock have voting rights and are entitled to one vote for each share held. The board is classified into three classes of directors. Holders of common stock are not entitled to cumulative voting of their shares in the election of directors. The directors are elected by a plurality vote, which means that the individuals receiving the highest number of votes cast “FOR” their election are elected to the available board seats. Except as described below under “Certain Provisions of our Certificate of Incorporation and Bylaws” or as provided by law, all other matters are decided by the affirmative vote of a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote.

Liquidation Rights

Upon any liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to debt holders and the holders of any outstanding shares of preferred stock.

Certain Provisions of our Certificate of Incorporation and Bylaws
Some provisions of our certificate of incorporation and bylaws could make the acquisition of control of our company and/or the removal of our existing board of directors and management more difficult, including the following:
•we do not provide for cumulative voting for our directors;
•we have a classified board of directors with each class serving a staggered three-year term;
•at least two-thirds of our board of directors must approve any changes to the size of the board;
•a vote of 70% of the outstanding shares of voting stock is required to remove directors, and such directors may only be removed for cause;
•unless approved by at least two-thirds of the number of members of our board of directors fixed from time to time, a vote of 70% of the outstanding shares of voting stock is required to amend, alter or repeal certain sections of our bylaws and certain sections of our certificate of incorporation and a majority vote of the outstanding shares of voting stock may also be required to amend, alter or repeal certain sections of our bylaws and certificate of incorporation even if approved by at least two-thirds of the members of the board of directors;
•unless approved by at least two-thirds of the number of members of our board of directors fixed from time to time, a vote of 70% of the outstanding shares of voting stock is required to effect any merger or consolidation of our company or any of our subsidiaries with or into another corporation; effect any sale, lease, exchange or other disposition by us or any of our subsidiaries of all or substantially all of our assets in a single transaction or series of related transactions; effect any issuance or transfer by us or any of our subsidiaries of any of our voting securities (except as issued pursuant to a stock option, purchase or bonus plan); or effect our voluntary dissolution;
•a majority of stockholders representing 75% of the outstanding shares of stock, or a class of stock, may bind all stockholders or a class of stockholders, to certain compromises or arrangements with creditors, subject to approval by a court of equitable jurisdiction;
•our board of directors may create new directorships and may appoint new directors to serve for the full term of the class of directors in which the new directorship was created and may fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of director in which the vacancy occurred;
•our board of directors may issue preferred stock without any vote or further action by the stockholders;
•our board of directors retains the power to designate series of preferred stock and to determine the powers, rights, preferences, qualifications and limitations of each class of preferred stock;
•all stockholder actions must be taken at a regular or special meeting of the stockholders and cannot be taken by written consent without a meeting; and
•we have advance notice procedures which generally require that stockholder proposals and nominations be provided to us not less than 30 days and not more than 75 days before the date of the originally scheduled annual meeting in order to be properly brought before a stockholder meeting.

Section 203 of the Delaware General Corporation Law
Section 203 of the Delaware General Corporation Law (the “DGCL”) regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various business combinations with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

•prior to such time, the board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors, officers and employee stock plans; or

•at or subsequent to such time, the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder at a stockholder meeting, and not by written consent.

A “business combination” is defined to include mergers, asset sales and other transactions. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change-in-control attempts with respect to the company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders an opportunity to sell their stock at a price above the prevailing market price.

Banking Laws

    Certain federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire Heartland. For example, the federal Change in Bank Control Act, Bank Merger Act, and Bank Holding Company Act, as well as certain similar state laws, require bank regulatory approvals for acquisitions of direct or indirect control of banks and bank holding companies, mergers of banks and other transactions that may result in a company becoming a bank holding company or where an existing banking holding company seeks to invest in another banking organization.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF PREFERRED STOCK
This section summarizes the terms of the preferred stock that we may offer using this prospectus. This summary does not purport to be complete and is qualified by reference to our certificate of incorporation, as restated and amended (the “certificate of incorporation”), and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

General

We currently have authorized 200,000 shares of preferred stock, $1.00 par value per share. As discussed above under the heading “Description of Common Stock-General,” we have 6,104 shares of authorized but undesignated preferred stock. As of the date of this prospectus, 11,500 shares of Series E Preferred Stock were outstanding, the terms of which we summarize below.

Our certificate of incorporation authorizes our board of directors to create and provide for the issuance of one or more series of preferred stock, without the approval of our stockholders. Prior to the issuance of each series of our undesignated preferred stock, our board of directors is required by the DGCL and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series.
Subject to limitations prescribed by the DGCL and our certificate of incorporation, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other matters as may be fixed by resolution of the board of directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable, and will not have, or be subject to, any preemptive or similar rights.
The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:
•the title and stated value of the preferred stock;
•the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;
•the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
•the procedures for any auction and remarketing, if any, for the preferred stock;
•the provisions for a sinking fund, if any, for the preferred stock;
•the provisions for redemption, if applicable, of the preferred stock, including any restrictions on the repurchase or redemption of the preferred stock while there is any late payment of dividends or sinking fund installments;
•any listing of the preferred stock on any securities exchange or market;
•the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;
•the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;
•voting rights, if any, of the preferred stock;
•a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
•whether interests in the preferred stock will be represented by depositary shares;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
•any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
•any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

    For a description of provisions in our certificate of incorporation or bylaws that may have an effect of delaying, deferring or preventing a change in control, please refer to the section entitled “Certain Provisions of our Certificate of Incorporation and Bylaws” under the “Description of Common Stock.”

Rank
Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, the preferred stock will rank:
•senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;
•on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and
•junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.
Transfer Agent and Registrar
The transfer agent and registrar, if any, for any series of preferred stock will be set forth in the applicable prospectus supplement.
Outstanding Series E Preferred Stock
On June 26, 2020 we issued 11,500 shares of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share with a liquidation preference of $10,000 per share. Shares of the Series E Preferred Stock are represented by depositary shares, each representing a 1/40th interest in a share of Series E Preferred Stock.

No Preemptive Rights or Conversion Rights. Holders of Series E Preferred Stock will not have preemptive or subscription rights to acquire more of our stock. The Series E Preferred Stock will not be convertible into or exchangeable for our common stock or any other class or series of our capital stock or other securities. The Series E Preferred Stock does not have a stated maturity date, will not be subject to any sinking fund or any other obligation of us for its repurchase, redemption, or retirement, and will be perpetual unless redeemed at our option.

Ranking. Shares of the Series E Preferred Stock will rank, with respect to the payment of dividends and distributions upon our liquidation, dissolution, or winding-up:

•	senior to our common stock and to any class or series of our capital stock we may issue that is not expressly stated to be on parity with or senior to the Series E Preferred Stock;
•	on parity with, or equally to, any class or series of our capital stock expressly stated to be on parity with the Series E Preferred Stock, including the Series E Preferred Stock; and
•	junior to any class or series of our capital stock expressly stated to be senior to the Series E Preferred Stock (issued with the requisite consent of the holders of at least two-thirds of the outstanding Series E Preferred Stock).

Dividends. Dividends on shares of the Series E Preferred Stock are discretionary and will not be cumulative. Holders of the Series E Preferred Stock will be entitled to receive, if, when, and as declared by our board of directors or a duly authorized committee of our board of directors, out of legally available assets, non-cumulative cash dividends quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on October 15, 2020 (each such date being referred to herein as a “dividend payment date”) based on the liquidation preference of $10,000 per share (equivalent to $25 per depositary share) at a rate equal to:

•	from the date of original issue to, but excluding, July 15, 2025 (the "First Reset Date"), a fixed rate per annum of 7.00%; and
•	from, and including, the First Reset Date, during each reset period, a rate per annum equal to the five-year treasury rate as of the most recent dividend determination date (as described below) plus 6.675%.

Dividends on shares of the Series E Preferred Stock will not be cumulative. Accordingly, if our board of directors or a duly authorized committee of our board of directors does not declare a full dividend on the Series E Preferred Stock payable in respect of a dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series E Preferred Stock are declared for any future dividend period.

Rights on Liquidation. In the event that we voluntarily or involuntarily liquidate, dissolve, or wind up our affairs, holders of the Series E Preferred Stock are entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities and obligations to creditors, if any, and subject to the rights of holders of any shares of capital stock then outstanding ranking senior to or on parity with the Series E Preferred Stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution, or winding-up of our business and affairs, including the Series E Preferred Stock, and before we make any distribution or payment out of our assets to the holders of our common stock or any other class or series of our capital stock ranking junior to the Series E Preferred Stock with respect to distributions upon our liquidation, dissolution, or winding-up, an amount per share equal to the liquidation preference of $10,000 per share (equivalent to $25 per depositary share) plus any declared and unpaid dividends prior to the payment of the liquidating distribution (but without any amount in respect of dividends that have not been declared prior to the date of payment of the liquidating distribution). After payment of the full amount of the liquidating distribution described above, the holders of the Series E Preferred Stock shall not be entitled to any further participation in any distribution of our assets.

Redemption. The Series E Preferred Stock is perpetual and has no maturity date and is not subject to any mandatory redemption, sinking fund, or other similar provisions. Except for the redemption upon the occurrence of a “regulatory capital treatment event” as further described below, the shares of Series E Preferred Stock are not redeemable prior to the First Reset Date. The holders of the Series E Preferred Stock will not have any right to require the redemption or repurchase of their shares of Series E Preferred Stock.

We may, at our option, redeem the Series E Preferred Stock (i) in whole or in part, from time to time, on any reset date on or after the First Reset Date or (ii) in whole but not in part at any time within 90 days following a “regulatory capital treatment event,” including prior to the First Reset Date, in each case at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on the Series E Preferred Stock to, but excluding, the date fixed for redemption (the “redemption date”).

Voting Rights. Except as provided below and as determined by our board of directors or a duly authorized committee of our board of directors or as otherwise expressly required by law, the holders of the Series E Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series E Preferred Stock, or any parity stock upon which similar voting rights have been conferred (“special voting preferred stock”), shall have not been declared and paid in an aggregate amount equal to the amount of dividends payable on the Series E Preferred Stock as contemplated herein for the equivalent of six or more quarterly dividend periods, whether or not consecutive (which we refer to as a “nonpayment”), the holders of the Series E Preferred Stock, voting together as a class with holders of any special voting preferred stock then outstanding, will be entitled to vote (based on respective liquidation preferences) for the election of a total of two additional members of our board of directors (which we refer to as the “preferred directors”); provided that our board of directors shall at no time include more than two preferred directors; provided, further, that the election of any such preferred directors may not cause us to violate any corporate governance requirement of Nasdaq (or any other exchange on which our securities may be listed). In that event, the number of directors on our board of directors shall automatically increase by two and, at the request of any holder of Series E Preferred Stock, a special meeting of the holders of Series E Preferred Stock and such special voting preferred stock, including the Series E Preferred Stock, for which dividends have not been paid shall be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) on the Series E Preferred Stock and such special voting preferred stock for four dividend periods following the nonpayment.

If and when full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) for at least four dividend periods following a nonpayment on the Series E Preferred Stock and such special voting preferred stock, the holders of the Series E Preferred Stock and such special voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment) and the term of office of each preferred director so elected shall terminate and the number of directors on our board of directors shall automatically decrease by two.

DESCRIPTION OF DEPOSITARY SHARES
     This section summarizes the general terms and provisions of the depositary shares represented by depositary receipts that we may offer using this prospectus. This section is only a summary and does not purport to be complete. You must look at the applicable forms of depositary receipt and deposit agreement for a full understanding of the specific terms of any depositary shares and depositary receipts. The forms of the depositary receipts and the deposit agreement will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

    A prospectus supplement will describe the specific terms of the depositary shares and the depositary receipts offered under that prospectus supplement, including any of the terms in this section that will not apply to those depositary shares and depositary receipts, and any special considerations, including tax considerations, applicable to investing in those depositary shares.

General

    We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do so, we will provide for the issuance to the public by a depositary of depositary receipts evidencing depositary shares. Each depositary share will represent a fractional interest in a share of a particular series of preferred stock.

    The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will state the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

    While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts, although not in final form. The holders of temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of temporary depositary receipts can exchange them for final depositary receipts at our expense.

Withdrawal of Preferred Stock

    If you surrender depositary receipts at the principal office of the depositary you will be entitled to receive at that office the number of shares of preferred stock and any money or other property then represented by the depositary shares, unless the depositary shares have been called for redemption. We will not, however, issue any fractional shares of preferred stock. Accordingly, if you deliver depositary receipts for a number of depositary shares that, when added together, represents more than a whole number of shares of preferred stock, the depositary will issue to you a new depositary receipt evidencing the excess number of depositary shares at the same time as you receive your shares of preferred stock. You will no longer be entitled to deposit the shares of preferred stock you have withdrawn under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock. There may be no market for any withdrawn shares of preferred stock.

Dividends and Other Distributions

    The depositary will distribute all cash dividends or other cash distributions received with respect to the deposited preferred stock, less any taxes required to be withheld, to the record holders of the depositary receipts in proportion to the number of the depositary shares owned by each record holder on the relevant date. The depositary will distribute only the amount that can be distributed without attributing to any holder a fraction of one cent. Any balance will be added to the next sum to be distributed to holders of depositary receipts.

    If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary receipts, unless the depositary determines that it is not practical to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

    The deposit agreement will contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary receipts.

Redemption and Repurchase of Deposited Preferred Stock

    If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of preferred stock held by the depositary. The depositary will mail a notice of redemption between 30 and 60 days prior to the date fixed for redemption to the record holders of the depositary receipts to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or other equitable method, as we determine.

    After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. If depositary shares are no longer outstanding, the holders will have no rights with regard to those depositary shares other than the right to receive money or other property that they were entitled to receive upon redemption. The payments will be made when the holder surrenders its depositary receipts to the depositary.

    Depositary shares are not subject to repurchase at the option of the holders. However, if shares of preferred stock underlying the depositary shares become subject to repurchase at the option of the holders, the holders may surrender their depositary receipts to the depositary and direct the depositary to instruct us to repurchase the deposited preferred stock at the price specified in the applicable prospectus supplement. If we have sufficient funds available, we will, upon receipt of the instructions, repurchase the requisite whole number of shares of preferred stock from the depositary, which will, in turn, repurchase the depositary receipts. However, holders of depositary receipts will only be entitled to request the repurchase of a number of depositary shares that represents in total one or more whole shares of the underlying preferred stock. The repurchase price per depositary share will equal the repurchase price per share of the underlying preferred stock multiplied by the fraction of that share represented by one depositary share. If the depositary shares evidenced by any depositary receipt are repurchased in part only, the depositary will issue one or more new depositary receipts representing the depositary shares not repurchased.

Voting of Deposited Preferred Stock

    Upon receipt of notice of any meeting at which the holders of the series of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail information about the meeting to the record holders of the related depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the holders of the related preferred stock) will be entitled to instruct the depositary as to how to vote the preferred stock underlying the holder’s depositary shares. The depositary will try, if practicable, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions it receives. We will agree to take all action requested and considered necessary by the depositary to enable it to vote the preferred stock in that manner. The depositary will not vote any shares of preferred stock for which it does not receive specific instructions from the holders of the depositary receipts.

Conversion and Exchange of Deposited Preferred Stock

    If we provide for the exchange of the preferred stock underlying the depositary shares, the depositary will exchange, as of the same exchange date, that number of depositary shares representing the preferred stock to be exchanged, so long as we have issued and deposited with the depositary the securities for which the preferred stock are to be exchanged. The exchange rate per depositary share will equal the exchange rate per share of the underlying preferred stock multiplied by the fraction of that share represented by one depositary share. If less than all of the depositary shares are exchanged, the depositary shares to be exchanged will be selected by the depositary by lot or pro rata or other equitable method, as we determine. If the depositary shares evidenced by a depositary receipt are exchanged in part only, the depositary will issue one or more new depositary receipts representing the depositary shares not exchanged.

    Depositary shares may not be converted or exchanged for other securities or property at the option of the holders. However, if shares of preferred stock underlying the depositary shares are converted into or exchanged for other securities at the option of the holders, the holders may surrender their depositary receipts to the depositary and direct the depositary to instruct us to convert or exchange the deposited preferred stock into the whole number or principal amount of securities specified in the applicable prospectus supplement. Upon receipt of instructions, we will cause the conversion or exchange and deliver to the holders the whole number or principal amount of our securities and cash in lieu of any fractional security. The exchange or conversion rate per depositary share will equal the exchange or conversion rate per share of the underlying preferred stock multiplied by the fraction of the cumulative preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are converted or exchanged in part only, the depositary will issue a new depositary receipt evidencing any depositary shares not converted or exchanged.

Amendment and Termination of the Deposit Agreement

    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary receipts will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary receipts. A deposit agreement may be terminated only if all related outstanding depositary shares have been redeemed or there has been a final distribution on the underlying preferred stock in connection with our liquidation, dissolution or winding up, and the distribution has been distributed to the holders of the related depositary receipts.

Charges of Depositary

    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes and governmental charges and any other charges that are stated in the deposit agreement to be their responsibility.

Miscellaneous

    The depositary will forward to the holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to the performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

    The depositary may resign at any time by delivering notice to us. We also may at any time remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery to us of notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, to purchase debt securities, subordinated notes, depositary shares, preferred stock or common stock. Warrants may be issued independently or together with any other security, and may be attached to or separate from such security. We will issue the warrants under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to any warrants we offer. The warrant agent will act solely as our agent and will not act as an agent for the holders or beneficial owners of the warrants.
This section summarizes the general terms and provisions of warrants that we may offer using this prospectus. We will describe the particular terms of any series of warrants that we may offer in more detail in a prospectus supplement. You should read the prospectus supplement, and refer to the applicable forms of warrant agreement and warrant certificate, for a full understanding of the specific terms of any warrant. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus is a part.
The prospectus supplement relating to any specific warrants that we offer using this prospectus will describe the following terms of such warrants, if applicable:
•the title and the aggregate number of warrants;
•the debt securities, depositary shares, preferred stock or common stock for which each warrant is exercisable;
•the date or dates on which the right to exercise such warrants commence and expire;
•the price or prices at which such warrants are exercisable;
•the currency or currencies in which such warrants are exercisable;
•the periods during which and places at which such warrants are exercisable;
•the terms of any mandatory or optional call provisions;
•the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;
•the identity of the warrant agent; and
•the exchanges, if any, on which such warrants may be listed.

Before the warrants are exercised, holders of warrants will not have any of the rights of holders of the securities that such holders are entitled to purchase under the warrants.
Each holder of a warrant will be entitled to purchase the amount or number of securities at the exercise price described in the prospectus supplement that is used to offer the warrants. After the close of business on the day when the right to exercise the warrants terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.
We will specify the place or places where, and the manner in which, warrants may be exercised in the warrant agreement and prospectus supplement that is used to offer the warrants. In general, when we or our warrant agent receive payment and the warrant certificate, endorsed in the manner described in the warrant certificate, at the address we specify in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the securities that you purchased on exercise of warrants. If you exercise fewer than all of the warrants represented by a warrant certificate, we will issue to you a new warrant certificate for the unexercised and unexpired amount of warrants.

DESCRIPTION OF RIGHTS
This section describes the general terms of the rights to purchase securities that we may offer to stockholders using this prospectus. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of rights. The forms of the subscription agent agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Rights may be issued independently or together with any other security and may or may not be transferable. As part of a rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for stockholders entitled to the rights distribution, the number of rights issued and the type and number of shares of securities that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. Federal income tax considerations.
In general, a right entitles the holder to purchase for cash a specific number of shares of securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:
•the record date for stockholders entitled to receive the rights;
•the number of shares of common stock or other securities that may be purchased upon exercise of each right;
•the exercise price of the rights;
•whether the rights are transferable;
•the period during which the rights may be exercised and when they will expire;
•the steps required to exercise the rights;
•whether the rights include “oversubscription rights” so that a holder of the rights may purchase more securities if other holders do not purchase their full allotments; and
•whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of securities, warrants and rights in any combination. A prospectus supplement will describe the specific terms of the units offered, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. The form of unit agreement will be filed or incorporated by reference as an exhibit to the registration statement to which this prospectus is a part.
PLAN OF DISTRIBUTION
We may offer and sell the securities offered by this prospectus:
•through underwriters;
•through dealers;
•through agents;

•directly to one or more purchasers; or
•through some combination of these methods.

The applicable prospectus supplement will describe the terms of the offering of any securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us from the sale of such securities, including any underwriting discounts and commissions or other items constituting underwriters’ compensation, and any discounts, commissions or fees allowed or paid to dealers or agents.
By Underwriters
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement specifies otherwise, the obligations of the underwriters or agents to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered securities if any of the securities are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters’ compensation may be changed from time to time.
By Dealers
If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
By Agents
We may also sell securities offered by this prospectus through agents. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.
By Direct Sales
We may also directly sell securities offered by this prospectus. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of any of those sales in the applicable prospectus supplement.
General Information
Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
If the applicable prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers by some specified institutions to purchase offered securities from us at the public offering price specified in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions stated in the prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of the contracts.
Under agreements entered into with us, agents and underwriters who participate in the distribution of the offered securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution regarding payments that the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Unless otherwise indicated in the applicable prospectus supplement and other than our common stock, all securities we offer using this prospectus will be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary trading market for any of the securities will ever develop or, if one develops, that it will be maintained or provide any significant liquidity.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase of the securities. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us, and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
In connection with an offering of our securities, underwriters, dealers or agents may purchase and sell them in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of some bids or purchases for the purpose of preventing or slowing a decline in the market price of the securities, and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. Underwriters may also impose a penalty bid, which means that the underwriting syndicate may reclaim selling concessions allowed to syndicate members or other broker dealers which sell securities in the offering for their account if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time without notice. These transactions may be affected on any securities exchange on which the securities may be listed, in the over-the-counter market or otherwise.
VALIDITY OF SECURITIES
The validity of the securities offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP.
EXPERTS
The consolidated financial statements of our company as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of KPMG LLP as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC web site at www.sec.gov.
The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:
•Our Annual Report on Form 10‑K for the year ended December 31, 2021;
•Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2022 and June 30, 2022
•Current Reports on Form 8-K filed with the SEC on February 2, 2022; February 25, 2022; March 9, 2022; March 16, 2022; June 17, 2022; and July 25, 2022; and
•the description of our common stock and preferred stock included in our registration statements filed with the SEC, including any amendment or reports filed for the purpose of updating such description.

We are also incorporating by reference any future filings made by it with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes more dated information.
You can obtain a copy of any documents which are incorporated by reference in this prospectus or any supplement at no cost by writing or telephoning us at:
Investor Relations
Heartland Financial USA, Inc.
700 Locust Street, Suite 400
Dubuque, Iowa 52001
(563) 589-2100

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement relating to the offered securities. We have not authorized anyone to provide you with different information. We are not offering to sell any of the securities that may be offered hereby in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$ *
Legal fees and expenses	**
Printing and engraving	**
Accountants’ fees and expenses	**
Miscellaneous expenses	**
Total	$ **

* Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.
**    These fees cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
HTLF is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney’s fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.
Article IX of Heartland’s Certificate of Incorporation, as amended and restated (the “Certificate of Incorporation”), provides that any person who is or was a director or officer of Heartland, and each person who serves at the request of HTLF as a director, officer or partner of another enterprise, shall be indemnified in accordance with, and to the fullest extent authorized by, the DGCL.
Article VIII of Heartland’s Bylaws provides that HTLF is required to indemnify its directors and officers under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary. Article VIII of the Bylaws also provides that HTLF may advance expenses to its directors and officers as incurred in connection with proceedings against them for which they may be indemnified.
HTLF also carries directors’ and officers’ liability insurance.
Article X of the Certificate of Incorporation provides that, to the full extent permitted by the DGCL, a director of HTLF shall not be liable to HTLF or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 16. Exhibits.

Number	Description
1.1*	Form of Underwriting Agreement.

3.1
Restated Certificate of Incorporation of Heartland Financial USA, Inc. and Certificate of Designation of Series A Junior Participating Preferred Stock as filed with the Delaware Secretary of State on June 10, 2002 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10‑Q filed on November 10, 2008).

3.2
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on July 30, 2009 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10‑Q filed on August 10, 2009).

3.3
Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series C, as filed with the Delaware Secretary of State on September 12, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 15, 2011).

3.4
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on May 28, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10‑Q filed on August 6, 2015).

3.5
Certificate of Designation of 7% Senior Non-Cumulative Perpetual Convertible Preferred Stock, Series D, as filed with the Delaware Secretary of State on February 5, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 11, 2016).

3.6
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on May 18, 2017 (incorporated by reference to Exhibit 3.4 to the Registrant's Amendment No. 2 to it Form S-4 Registration Statement filed on May 18, 2017).

3.7
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on August 28, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed on November 6, 2018).

3.8
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on June 4, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed on August 7, 2019).

3.9
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on June 6, 2019 (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q filed on August 7, 2019).

3.10
Certificate of Designation of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, filed with the Secretary of State of the State of Delaware and effective June 25, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on June 26, 2020).

3.11
Amended and Restated ByLaws of Heartland Financial USA, Inc. Amended and Restated as of March 16, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 6, 2021).

4.1
Form of Specimen Stock Certificate for Heartland Financial USA, Inc. Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S‑4 (File No. 33-76228) filed on May 4, 1994).

4.2
Form of certificate representing the 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on June 26, 2020).

4.3
Deposit Agreement, dated June 26, 2020, by and among Heartland Financial USA, Inc., Broadridge Corporate Issuer Solutions, Inc. and the holders from time to time of Depositary Receipts described therein (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed on June 26, 2020).

4.4
Deposit Agreement, dated June 26, 2020, by and among Heartland Financial USA, Inc., Broadridge Corporate Issuer Solutions, Inc. and the holders from time to time of Depositary Receipts described therein (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed on June 26, 2020).

4.5*	Form of Warrant Agreement.

4.6*	Form of Unit Agreement.

4.7**	Form of Indenture between Heartland Financial USA, Inc. and [] , as Trustee, to be used in connection with the issuance of Debt Securities.

4.8
Indenture between Heartland Financial USA, Inc. and U.S. Bank Trust Company, National Association dated December 17, 2014, (including form of note) (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K dated on December 18, 2014), to be used in connection with the issuance of Subordinated Notes.

4.9
Supplement to the Indenture between Heartland Financial USA, Inc. and U.S. Bank Trust Company, National Association dated December 17, 2014, (including form of note) (incorporated by reference to Exhibits 4.2 to Registrant’s Current Report on Form 8-K dated on December 18, 2014), to be used in connection with the issuance of Subordinated Notes.

4.10
Second Supplemental Indenture dated as of September 8, 2021 to the Indenture dated as of December 17, 2014 between Heartland Financial USA, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K dated September 8, 2021)

4.11*	Form of Subscription Agreement.

4.12*	Form of Deposit Agreement

4.13*	Form of Rights Agreement

5.1**	Opinion of Dorsey & Whitney LLP.

23.1**	Consent of KPMG LLP.

23.2**	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney.

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as Trustee.

25.2***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, with respect to Exhibit 4.7
107	Filing Fee Table

* To be filed by amendment or pursuant to report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
** Filed herewith.
*** The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee with respect to the Debt Securities will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa, on the 8th day of August, 2022.

HEARTLAND FINANCIAL USA, INC.
By:	/s/ Bruce K. Lee
Bruce K. Lee President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 8th day of August, 2022.

Signature	Title

/s/ Bruce K. Lee	President, Chief Executive Officer and Director (principal executive officer and duly authorized officer)
Bruce K. Lee

/s/ John K. Schmidt	Chairman
John K. Schmidt

/s/ Bryan R. McKeag	Executive Vice President and Chief Financial Officer (principal financial officer)
Bryan R. McKeag

/s/ Janet M. Quick	Executive Vice President and Deputy Chief Financial Officer (principal accounting officer)
Janet M. Quick

*	Director
Robert B. Engel

*	Director
Thomas L. Flynn

*	Director
Lynn B. Fuller

*	Director
Jennifer K. Hopkins

*	Director
Christopher S. Hylen

Director
Susan G. Murphy

*	Director
Martin J. Schmitz

*	Director
Duane E. White

*	Director
Kathryn Graves Unger

* /s/ Jay L. Kim	Attorney-in-Fact
Jay L. Kim

*    Jay L. Kim, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the registrant pursuant to powers of attorney duly executed by such persons.